Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use within this Amendment No. 1 to Form 8-K and the incorporation by reference to the Registration Statement on Form S-8 (File No. 333-188636) of Trade Street Residential, Inc. of our report dated March 10, 2014, relating to the Statement of Revenues and Certain Expenses of The Aventine Greenville for the period from February 1, 2013 (inception of operations) through December 31, 2013.

/s/ Mallah Furman

Miami, Florida

April 11, 2014